As filed with Securities and Exchange Commission on May 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WiSA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-1135279
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan

(Full Title of Plan)

Brett Moyer

Chief Executive Officer, President and Chairman of the Board

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Danovitch, Esq.

Sullivan & Worcester LLP

1633 Broadway, 32nd Floor

New York, New York 10019

(212) 660-3060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by WiSA Technologies, Inc. (the “Registrant”) for the purpose of registering 1,265,524 shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) to be issued pursuant to the evergreen provision set forth in Section 5.A. of the Registrant’s 2018 Long-Term Stock Incentive Plan (the “2018 LTIP”). The Registration Statement includes, pursuant to General Instruction C to Form S-8 and Part I of Form S-3, a reoffer prospectus (the “Reoffer Prospectus”) that may be utilized for reoffers and resales on a continuous or a delayed basis in the future by the executive officers and directors listed in the Reoffer Prospectus, who may be deemed “affiliates” of the Registrant, of up to 534,000 shares of Common Stock, which shares were granted to such holders pursuant to the 2018 LTIP prior to the effective date of the Registration Statement. Such shares of Common Stock constitute “control securities” and/or “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the U.S. Securities and Exchange Commission (“Commission”). Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, refer to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

The names of persons selling shares of Common Stock under the Reoffer Prospectus and the amount of such shares of Common Stock are set forth below under the caption “Selling Stockholders” to the extent we presently have such information. However, other affiliate selling stockholders may elect to sell shares of Common Stock under the Reoffer Prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement the Reoffer Prospectus with that information.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered in accordance with Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

WiSA Technologies, Inc.

534,000 Shares of Common Stock

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and resale of up to 534,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of WiSA Technologies, Inc. (the “Company”, “we”, “us” or “our”), as well as any additional shares of Common Stock issued as a result of stock splits, stock dividends, or similar transactions, with respect to such shares of Common Stock, that may be reoffered or resold, from time to time, by certain selling stockholders described in this Reoffer Prospectus (the “Selling Stockholders”), all of whom are offering or selling “restricted securities” and/or are deemed to be our “affiliates”, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired or that may be acquired under the Company’s 2018 Long-Term Stock Incentive Plan (the “2018 LTIP”).

The Selling Stockholders have been and may be granted shares of restricted Common Stock, which they hold of their own account, pursuant to the 2018 LTIP. The Company will issue restricted shares of Common Stock (“RSAs”) under the Registration Statement of which this Reoffer Prospectus forms a part to the Selling Stockholders, to the extent that such RSAs held by the Selling Stockholders vest pursuant to the 2018 LTIP and the term of each Selling Stockholder’s award agreement (the “RSA Agreements”).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the RSA Agreements, the Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the Shares offered by this Reoffer Prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this Reoffer Prospectus forms a part. We provide more information about how a Selling Stockholder may sell its Shares in the section titled “Plan of Distribution” on page 29.

We are registering the Shares on behalf of the Selling Stockholders listed in the section titled “Selling Stockholders” beginning on page 24, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of the Shares by the Selling Stockholders in the offering described in this Reoffer Prospectus, we have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The RSAs issued pursuant to the 2018 LTIP granted to the Selling Stockholders are deemed “control securities” or “restricted securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering such RSAs under the Securities Act to allow for future sales by such Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WISA”. On May 17, 2022, the last reported sale price for our Common Stock as reported on Nasdaq was $0.73 per share.

The number of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling such shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings. This Reoffer Prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this Reoffer Prospectus.

We may amend or supplement this Reoffer Prospectus from time to time by filing amendments or supplements as required. You should read this entire Reoffer Prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 11 and in the documents which are incorporated by reference herein before you invest in our Common Stock.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is May 18, 2022

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus describes the general manner in which the Selling Stockholders may offer from time to time up to 534,000 shares of Common Stock. You should rely only on the information contained in this Reoffer Prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares offered by this Reoffer Prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this Reoffer Prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the Commission, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this Reoffer Prospectus. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this Reoffer Prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this Reoffer Prospectus nor any distribution of shares of Common Stock pursuant to this Reoffer Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this Reoffer Prospectus or in our affairs since the date of this Reoffer Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus, any applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this Reoffer Prospectus and any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this Reoffer Prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this Reoffer Prospectus, represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this Reoffer Prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this Reoffer Prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Reoffer Prospectus, and our other filings with the Commission, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

We believe that the future of audio technology is in wireless devices and that the Company is well positioned to deliver best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems. We currently sell modules which wirelessly transmit and receive audio directly to speakers. Additionally, we plan to license our proprietary software technology, currently embedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that the Company focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct a sound field using multiple speakers.

As part of the effort to grow the wireless multichannel home audio segment, the Company was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. Products certified and marked with a WiSA Association logo have been tested to interoperate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: immersive, multi-channel audio and lower signal latency. The Company currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands in the consumer electronics industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile devices, televisions (“TVs”), game consoles and personal computers (“PCs”).

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless immersive audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower-cost solution by porting our software onto commercially available internet of things (“IoT”) modules with integrated Wi-Fi technology.

Industry Background

The primary growth segments for in-home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout house. Another market that continues to grow is the sound bar market. Sound bars are typically sold with wireless subwoofers and may also be sold with wireless rear speakers.

Our Technology

Our fundamental technology addresses some of the main issues that we perceive hinder the growth of immersive audio in the home: complexity of installation and setup, cost, interoperability between smart devices and the speakers or soundbars. We believe that consumers want to experience theater-quality immersive sound from the comfort of their homes. However, traditional immersive audio systems, commonly referred to as home theater surround sound systems, are wired and often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly, and time consuming. Further, people who rent as opposed to own their home, may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24 bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, the Company’s custom chips and modules technology is one of the only technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. The Company’s first-generation technology shows that wireless immersive audio systems are viable home audio solutions for the average consumer and audio enthusiast alike.

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Having successfully developed wireless audio solutions for the high-end of the immersive audio market, the Company is continuing its development of proprietary software targeted at bringing its best-of-class immersive audio technology to entry/mid-level audio systems. Noting the growth of the sound bar market, the Company plans a low-cost, entry-level wireless audio solution designed to meet the needs of the consumer looking for a sound bar-based, value-driven immersive audio system. To address this market segment, the Company is currently developing certain proprietary software for which patent applications have been submitted that will enable sound bars as well as smart devices that have Wi-Fi and video media to deliver immersive audio. A prototype version of our software technology has been demonstrated to select customers (pursuant to confidentiality agreements). Our goal is to commercialize a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost systems on a chip (“SOC”) and modules, (iii) provide a low power consumption option to allow for use in battery-powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, with the purpose of promoting a standardized method of interoperability between wireless audio components using the Company’s technology. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains, and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA-certification is an industry-wide “stamp of approval” certifying that a product is interoperable with other products in the WiSA ecosystem and has passed several high-performance tests ensuring interoperability and wireless performance standards are met. As the sole owner of WiSA, LLC, we certify all WiSA Association products.

In 2018, the Company introduced the WiSA Ready™ certification. The WiSA Ready™ certification identifies entertainment sources – such as TVs, gaming systems or computers – that are equipped to deliver up to eight (8) channels of HD audio to WiSA-certified speakers when connected with a WiSA Universal Serial Bus (“USB”) transmitter. This program simplifies consumer setup and reduces costs by replacing AV receivers or wireless hubs with a low-cost USB accessory. We believe that using WiSA Ready™ products allows consumers to more simply and conveniently enjoy wireless multi-channel sound, eliminating the clutter, wires, and complicated installs generally required to create immersive audio experiences. LG Electronics and Hisense have introduced TV and projector product lines that have been certified WiSA Ready™. Additionally, TCL, Skyworth, and Bang and Olufsen have built the Company’s modules into some of their TVs.

Currently, WiSA-certified products are required to use our modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless HD surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and, we believe, provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

As part of building the category of immersive audio and driving consumer awareness, WiSA has created the WiSA Wave, which includes a number of online direct-to-consumer marketing programs. WiSA Association has dramatically increased consumer awareness, as measured by web traffic through WiSA’s websites. There were approximately 2.1 million web visitors in 2021, representing an increase of over 475% from the approximately 365,000 visitors in 2020. The WiSA Association utilizes Google analytics to identify and measure unique user web traffic. WiSA Wave activities have expanded to include joint marketing WiSA products with retailers, the creation of WiSA storefronts on retailer websites, retailer co-op ads, and multibrand ads supporting WiSA members. Additionally, WiSA uses the WiSA Wave to drive the promotion and sale of the Platin Audio line of immersive audio speaker systems, a brand of speakers designed to promote WiSA Certified functionality at new price points and product performance levels.

Modules

The Company has designed wireless modules that provide high performance wireless audio for our customers to integrate into their products, such as a speaker, TV, media hubs and USB or HDMI dongles. These modules include our custom semiconductors with our intellectual property (“IP”) built in as well as a Wi-Fi radio for communications. By designing and selling these modules, we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. The Company offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers that receive the wireless audio signal and processes it for audio play out.

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Modules for Consumer Products

The Company’s TX modules are targeted for integration into TVs, AV receivers, media hubs and USB or HDMI dongles. The Company’s transmitter, with its integrated antenna, is designed to support rooms as large as 10 meters by 10 meters with uncompressed, 24 bit audio up to 96 kHz sample rate. The module supports a simple interface, with Inter-IC Sound (“I2S”) or USB audio and control. In addition, the Company’s technology has been approved by Digital Content Protection, LLC, the licensing agency for High-bandwidth Digital Content Protection, as an audio-only output technology for retransmission of audio content.

The Company’s receiver interfaces to a digital amplifier and is designed to be integrated directly into a home theater speaker. The four (4) printed circuit board (PCB) antennas simplify system integration while providing robust reception of 24 bit audio up to 96 kHz sample rates virtually anywhere within a 10 meter by 10 meter space. It supports one or two separate audio outputs via I2S. An optional interface on the receiver module can be enabled to configure the speaker type and provide volume/mute control at the speaker. Alternatively, the speaker type can be assigned at the factory for preconfigured Home Theater in a Box applications.

The WiSA Opportunity

We believe that the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for the Company’s technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe that the simplicity and cost structure of our current WiSA SoundSend transmitter and upcoming embedded software solution will make our prices competitive for a wider range of applications, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high-volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and speaker audio phase distortion issues. The Company’s technology prioritizes low latency and synchronization to less than one microsecond, thus practically eliminating phase distortion between speakers.

Ease of Installation

We believe that the home entertainment market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that new audio systems, including the predominant sound bar system, are unable to provide high levels of performance, especially in the surround-sound market. The Company’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install a home theater system with the same amount of effort as a sound bar, but enjoy a far superior experience. We believe that an overwhelming majority of the content entering consumers’ homes through digital TV and streaming services is provided in a multi-channel format, which is why the Company’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

In addition to easy installation, our modules provide consumers with a multitude of options, allowing customization of a home theater specific to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a WiSA enabled sound bar for their TV and then add a WiSA enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system. Consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with WiSA-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering what we believe is the highest standard in HD wireless surround sound.

Dissatisfaction with Bluetooth Performance and Quality

We believe that consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe that we can build consumer demand for our technology.

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Profitability of Audio Component Accessories

High-definition televisions (“HDTVs”) are getting thinner and it is becoming increasingly difficult to incorporate the latest electronic advances into such thin displays. Over two hundred million smart TVs are currently sold annually. We expect that eventually most of the electronics will be external to the display. We believe that the first physical feature to be removed from HDTVs will be the audio component, since there is very little room for quality speakers in today’s thin displays. We believe that HDTV manufacturers know that they need to provide an audio alternative. Additionally, since cost is a significant consideration, we believe that some manufacturers may offer external sound bars which will satisfy some consumers, but perhaps not the consumers who desire a high-quality audio alternative. Over 41 million sound bars are forecasted to be sold worldwide in 2022. We believe that these developments are creating an inflection point in the market, and manufacturers are looking to the Company’s technology to create a standard for wireless audio interoperability that will support a long-term product strategy for the successful development of high quality, wireless audio products. By designing speaker systems that incorporate the Company’s technology, consumer electronics companies will be able to sell easy-to-install surround sound audio solutions alongside TVs.

Enjoyment of improved audio on existing content

We believe that the growth in the number of video devices streaming multi-channel audio content, coupled with new 3D immersive sound experiences from Dolby’s Atmos and DTS’ DTS:X formats, will help propel the demand for wireless speakers well into the future.

Enjoyment of wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a WiSA-enabled audio system, as the Company’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by our technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to be accessed and WiSA-enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

What Distinguishes WiSA from its Competitors

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for the Company. Our management believes that the Company is one of the only companies with the technical capabilities of transmitting high resolution, low latency, and speaker synchronization of wireless audio capable of supporting up to 8 channels. Premium consumer brands, like Bang & Olufsen, Harman International, a division of Samsung, and LG Electronics have begun to adopt our technology as a valued feature in performance products.

Category Defining Wireless Audio

Our first generation wireless audio technology delivers industry leading 8 channels of uncompressed audio directly to the speakers in 24 bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. The Company’s technology supports surround sound systems up to 7.1 or 5.1.2 for Dolby Atmos® configurations.

Alternative technologies such as, Bluetooth and Wi-Fi standards were not designed to transmit fixed low latency audio that is synchronized to video. However, Bluetooth and Wi-Fi standards can work well for audio-only wireless transmission, when video is not a part of the listening experience. In audio-only applications, latency is less critical and audio data can be buffered in memory to ensure proper speaker synchronization even when data retransmissions are needed in today’s congested wireless environments. In video applications, retransmissions add to latency. Standard Bluetooth and Wi-Fi standards have long variable latency that can exceed acceptable audio to video synchronization and make quality multichannel audio experience unachievable. A few custom silicon-based solutions exist today that improve on Bluetooth and Wi-Fi standards based performance, but compared to the Company, such products have longer latencies, lower performing speaker synchronization, and are limited to 2 4 audio channels and often only support 16 bit CD quality audio.

The Company’s technology roadmap includes proprietary software that will enable standard Wi-Fi protocol to support multi-channel audio for video applications, while permitting the Company to leverage Wi-Fi’s lower chip and module cost structure. The Company’s first generation technology was designed for the mid to high end home theater market and offers a unique feature set that is expected to be included in new product designs for years. The Company’s new Wi-Fi strategy enables the Company to compete in the entry-level home theater market at Bluetooth price points, while delivering superior multi-channel performance for higher volume applications. The Company’s recently announced Discovery module is the first product that integrates the Company’s new software which enables a transceiver module to keep up to four independent wireless audio channels synchronized in a room size up to 10 meters square. The Discovery modules is ideally suited for entry level home entertainment systems, including sound bars, TVs, subwoofers and Dolby Atmos® applications.

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WiSA Customers

The Company currently sells wireless modules containing custom semiconductor chips to a growing list of consumer electronics customers, including major brands such as Bang & Olufsen, Enclave Audio, LG, Harman International, a division of Samsung, Savant, Skyworth and System Audio. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang & Olufsen and Harman have chosen our technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multichannel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

•	improve recognition of our WiSA Certification brand and the WiSA standard brand;
•	provide excellent products and services to our customers and members;
•	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;
•	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;
•	reduce hardware costs;
•	enhance and protect our IP portfolio;
•	invest in highly qualified personnel; and
•	build innovative products alongside the world’s leading consumer electronics companies.

We currently sell our modules in relatively small quantities. As new customers introduce WiSA-enabled products and current customers introduce second and third-generation WiSA-enabled products, we expect that orders for our modules will increase proportionally. With larger orders, we believe that we can take advantage of economies of scale and improve our gross margins on our modules.

Interoperability

Interoperability is a key aspect of wireless technology. We believe that this is especially true with audio technology, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers in the functionality of the entire entertainment system. Interoperability also increases the opportunity for specialized brands to create new and innovative products knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Recent Developments

Effective March 11, 2022, the Company changed its name from Summit Wireless Technologies, Inc. to WiSA Technologies, Inc., pursuant to a certificate of amendment to its certificate of incorporation, as previously amended (the “Certificate of Amendment”), filed with the Secretary of State of the State of Delaware on March 11, 2022.

Corporate Information

We were formed as Summit Semiconductor, LLC, a Delaware limited liability company, on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017, at which time we changed our name to Summit Semiconductor, Inc. Effective as of September 11, 2018, we changed our name to Summit Wireless Technologies, Inc. Effective as of March 11, 2022, we changed our name to WiSA Technologies, Inc. We run our operations through WiSA Technologies, Inc., as well as through our wholly-owned subsidiary, WiSA, LLC, a Delaware limited liability company.

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Where You Can Find Us

Our principal executive office is located at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 and our telephone number is (408) 627-4716. Our website address is www.wisatechnologies.com. The website for the WiSA Association is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

WiSA Technologies, Summit Wireless Technologies, Summit Semiconductor, Summit WirelessTM, the WiSA Technologies logo, the Summit Wireless Technologies logo, the WiSA logo and other trade names, trademarks or service marks of WiSA Technologies, Inc. appearing in this prospectus are the property of WiSA Technologies, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

•	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”);

•	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;

•	comply with any new requirements adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on the executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); or

•	obtain stockholder approval of any golden parachute payments not previously approved.

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We will cease to be an emerging growth company upon the earliest of the:

•	last day of the fiscal year in which we have $1.07 billion or more in annual revenues;

•	date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30);

•	date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or

•	last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”).

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and we have elected to take advantage of such extended transition period for complying with new or revised accounting standards.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

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RISK FACTORS

Holding shares of Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this Reoffer Prospectus and in the documents that we incorporate by reference into this Reoffer Prospectus before you decide to accept any Shares. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this Reoffer Prospectus, or in the documents incorporated by reference herein. Any of the risks and uncertainties set forth in this Reoffer Prospectus, as updated by annual, quarterly and other reports and documents that we file with the Commission and incorporate by reference into this Reoffer Prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have incurred losses since inception.

We have incurred net losses since inception and had an accumulated deficit of approximately $212,203,000 as of December 31, 2021, compared to $200,383,000 as of December 31, 2020. We also had an accumulated deficit $216,074,000 as of March 31, 2022. We had a net loss of $3,904,000 for the three months ended March 31, 2022 as well as a net loss of $11,820,000 during the year ended December 31, 2021. If we are unsuccessful in implementing any initiatives to improve our revenues in order to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2021 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. We have incurred net losses each year since inception, including a net loss of $3,904,000 for the three months ended March 31, 2022, and a net loss of $11,820,000 during the year ended December 31, 2021. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of Common Stock.

We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.

We depend on manufacturers and component customers to deliver and purchase hardware and consumer electronics in quantities sufficient to meet customer demand. In addition, we depend on these manufacturers and customers to introduce new and innovative products and components to drive industry sales. During the first quarter of 2022, we have experienced sales declines indirectly through disruption in the supply chain for several of our industry partners or customers whose own supply chains have been disrupted based on a variety of macroeconomic events that may or may not be related to the COVID-19 pandemic, which have resulted in delays throughout the consumer electronics industry. Any material delay in the introduction or delivery, or limited allocations of products or offerings could result in reduced sales by us, which could have a material adverse impact on our financial results. Any reduction in allocation of components or new hardware platforms or other technological advances by vendors or our customers (in which our technology is part of their hardware offering) to third parties such as big box retailers, could also have a material adverse impact on our financial results.

Disruptions and delays in our supply chains as a result of the COVID-19 pandemic could adversely impact manufacturers’ and other customers’ ability to meet customer demand. Additionally, the prioritization of shipments of certain products as a result of the COVID-19 pandemic could cause delays in the shipment or delivery of our products. Such disruptions could also result in reduced sales by us, which could materially and adversely impact on our financial results.

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A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly. As of December 31, 2021, we had two customers accounting for 35% and 27% of accounts receivable and three customers accounting for 27%, 17% and 14% of our net revenue. As of March 31, 2022, we had four customers accounting for 34%, 23%, 18% and 10% of accounts receivable and three customers accounting for 36%, 25% and 16% of our net revenue.

We are reliant on module manufacturers to produce the modules which we then sell to our customers and any change in their management or business could have a negative effect on our operations.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

Declines in or problems with the WiSA Association membership could negatively affect our reputation.

We rely significantly on the members of our wholly-owned subsidiary, WiSA, LLC, to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

•	rapid technological change;

•	new and improved technology and frequent product introductions;

•	changing consumer demands;

•	evolving industry standards; and

•	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

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Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the general public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the end result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems as a whole may advance technologically. Such changes could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

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Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter as a result of various factors, many of which are outside of our control, including:

•	the expansion of our customer base;

•	the renewal of agreements with, and expansion of coverage by, existing customers;

•	the size, timing and terms of our sales to both existing and new customers;

•	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

•	changes in our customers’ and potential customers’ budgets;

•	our ability to control costs, including our operating expenses;

•	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

•	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals;

•	general economic and political conditions, both domestically and internationally; and

•	the effects of outbreaks, epidemics or pandemics of contagious diseases, including the length and severity of COVID-19.

Any one of these or other factors discussed elsewhere in this Reoffer Prospectus, or the documents incorporated by reference herein, may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

We have offices in California and Oregon, but we also have employees in Taiwan and representatives in China, Japan and the Republic of Korea. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

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In addition, we will face risks in doing business internationally that could adversely affect our business, including:

•	the potential impact of currency exchange fluctuations;

•	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

•	potentially greater difficulty collecting accounts receivable and longer payment cycles;

•	the need to offer customer support in various languages;

•	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

•	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

•	tariffs and other non-tariff barriers, such as quotas and local content rules;

•	more limited protection for our IP in some countries;

•	adverse or uncertain tax consequences as a result of international operations;

•	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

•	restrictions on the transfer of funds;

•	deterioration of political relations between the United States and other countries; and

•	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

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Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers and suppliers. Water and energy availability and reliability in the communities where we conduct business is critical. We have facilities in regions that may be vulnerable to the impacts of extreme weather events. Extreme heat and wind coupled with dry conditions in Northern California may lead to power safety shut offs due to wildfire risk. These measures may have adverse implications for our California offices, including impairing the ability of our employees to work effectively. Climate change, its impact on our supply chain and critical infrastructure worldwide, and its potential to increase political instability in regions where we, our customers and suppliers do business, may disrupt our business and may cause us to experience higher attrition, losses and costs to maintain or resume operations. Although we maintain a program of insurance coverage for a variety of property, casualty, and other risks, the types and amounts of insurance we obtain vary depending on availability and cost. Some of our policies have large deductibles and broad exclusions, and our insurance providers may be unable or unwilling to pay a claim. Losses not covered by insurance may be large, which could harm our results of operations and financial condition.

Our operations, products and services, as well as those of our suppliers and customers, may also be subject to climate-related laws, regulations and lawsuits. Regulations such as carbon taxes, fuel or energy taxes, and pollution limits could result in greater direct costs, including costs associated with changes to manufacturing processes or the procurement of raw materials used in manufacturing processes, increased levels of capital expenditures to improve facilities and equipment, and higher compliance and energy costs to reduce emissions, as well as greater indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that are passed on to us. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. Stockholder groups may find us insufficiently responsive to the implications of climate change, and therefore we may face legal action or reputational harm. We may also experience contractual disputes due to supply chain delays arising from climate change-related disruptions, which could result in increased litigation and costs.

We also face risks related to business trends that may be influenced by climate change concerns. Stockholder advocacy groups, certain institutional investors, investment funds, other market participants, stockholders and customers have focused increasingly on the environmental, social and corporate governance (“ESG”) and sustainability practices of companies, including those associated with climate change and human rights. These parties have placed increased importance on the implications of the social cost of their investments. If our ESG practices do not meet stockholder or other industry expectations and standards, which continue to evolve, our brand, reputation and business activities may be negatively impacted. Any sustainability disclosures we make may include our policies and practices on a variety of social and ethical matters, including corporate governance, environmental compliance, employee health and safety practices, human capital management, product quality, supply chain management, and talent diversity and inclusion practices. It is possible that our stockholders may not be satisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices, or choose not to conduct business with potential customers, or discontinue or not expand business with existing customers, due to our policies. Also, our failure, or perceived failure, to meet the standards included in any sustainability disclosure could have a material negative impact on our reputation and business activities.

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Risks Related to Our Intellectual Property

Failure to protect our intellectual property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other intellectual property (“IP”) laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of May 17, 2022, we had 12 issued and 3 pending U.S. patents covering our technology. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

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There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

Risks Related to this Offering and Ownership of Our Common Stock

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

Moreover, after this offering, holders of warrants to purchase an aggregate of up to 448,387 shares of Common Stock, or their respective transferees, will be entitled to specified rights with respect to the registration of the offer and sale of their respective shares of Common Stock underlying such warrants under the Securities Act. Registration of the offer and sale of such shares of Common Stock under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. We have also registered all shares of Common Stock that we may issue under the Company’s 2020 Stock Incentive Plan and all shares of Common Stock issuable pursuant to the 2018 LTIP in 2022 pursuant to the registration statement of which this Reoffer Prospectus forms a part. If any such additional shares of Common Stock are sold, or if it is perceived that they will be sold, in the public market, the market price of our Common Stock could decline. See also “Description of Securities – Registration Rights.”

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

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We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation, as amended, authorizes the issuance of up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. 18,750,000 out of the 20,000,000 shares of preferred stock have not been designated. Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering, and such recipients should not rely on this information.

General Risk Factors

We face risks related to health pandemics, epidemics and other outbreaks, including the continuing COVID-19 pandemic, any of which could significantly disrupt our operations and could materially and adversely affect our business.

An outbreak of the respiratory illness caused by COVID-19 has resulted in millions of infections and deaths worldwide, as of the date of filing of this Reoffer Prospectus, and continues to spread across the globe, including in the United States and Europe, the major markets in which we operate. The COVID-19 pandemic continues to create uncertainty surrounding our business and this continued uncertainty could materially and adversely affect our business, financial condition and results of operations. Our business activities originating from geographic regions that are or may become affected, may negatively impact sales, manufacturing and supply chain related activities, among others. Disruptive activities could include the temporary closure of manufacturing facilities used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from China, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including the duration of the COVID-19 pandemic, adverse impacts of the recently-discovered Omicron variant or potential resurgences or the emergence of new variants, new information which may emerge concerning COVID-19’s severity, and actions to contain COVID-19 or treat its impact.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or treat its effect, among others.

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

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Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

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If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of Common Stock, restricted stock units or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of Common Stock at or above the public offering price of the shares of Common Stock, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility in our Common Stock price can be attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

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In addition to being highly volatile, our common stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our Common Stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your Shares. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, could depress the market price of our Common Stock. If there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus supplement, the accompanying base prospectus and the registration statement of which this prospectus supplement and accompanying base prospectus form a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

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If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, our Common Stock price would likely decline. If analysts do not cover our Company or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our Common Stock price or trading volume.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our Common Stock is delisted from Nasdaq and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of shares of Common Stock that have been issued or that may be issued in the future to the Selling Stockholders listed below, or future selling stockholders, under the 2018 LTIP, which shares comprise “restricted securities” or “control securities” within the meaning of Form S-8.

The following table sets forth certain information with respect to each Selling Stockholder, including (i) the shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Shares being offered by the Selling Stockholder pursuant to this Reoffer Prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Shares does not necessarily mean that the Selling Stockholders will sell all or any of such shares of Common Stock, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all shares of Common Stock being offered by the Selling Stockholders are sold. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the Commission, and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of Common Stock subject to warrants held by that Selling Stockholder that are exercisable for shares of Common Stock within 60 days after May 17, 2022, are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder. The address for each of the persons listed in the table is c/o WiSA Technologies, Inc., 15268 NW Greenbrier Pkwy, Beaverton, OR 97006.

This Reoffer Prospectus covers the resale of up to an aggregate of 534,000 shares of Common Stock that may be sold or otherwise disposed of by the Selling Stockholders.

Name	Position	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Shares Which May Be Offered Pursuant to the Offering (1)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering (2)
Brett Moyer (3)	President, Chief Executive Officer and Chairman of the Board	490,590	250,000	240,590	1.43%
George Oliva (4)	Chief Financial Officer and Secretary	217,267	150,000	67,267	*
Gary Williams (5)	Chief Accounting Officer and VP of Finance	79,808	50,000	29,808	*
Lisa Cummins (6)	Director	29,334	12,000	17,334	*
Dr. Jeffrey Gilbert (7)	Director	30,584	12,000	18,584	*
David M. Howitt (8)	Director	12,868	12,000	868	*
Helge Kristensen (9)	Director	37,932	12,000	25,932	*
Sriram Peruvemba (10)	Director	28,417	12,000	16,417	*
Robert Tobias (11)	Director	29,334	12,000	17,334	*
Wendy Wilson(12)	Director	22,000	12,000	10,000	*
	TOTALS (13)	978,134	534,000	444,134	2.63%

*Less than 1%

(1)

The number of shares of Common Stock which may be offered by each Selling Stockholder represents RSAs granted to each Selling Stockholder under the 2018 LTIP. Registering the Shares does not constitute a commitment by the Selling Stockholders to sell any or all of the stated number of Shares. The number of Shares offered and sold by the Selling Stockholders shall be determined from time to time by each Selling Stockholder.

(2)	The number of shares of Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 16,869,822 shares of Common Stock outstanding as of May 17, 2022.

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(3)

The number of shares of Common Stock beneficially owned before the offering includes (i) warrants to purchase up to 1,380 shares of Common Stock, with exercise prices ranging from $15.80 to $60.00 per share; (ii) 9,833 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Moyer remains in the service of the Company on each such anniversary; (iii) 166,666 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of March 15, 2021, so long as Mr. Moyer remains in the service of the Company on each such anniversary; and (iv) 250,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Mr. Moyer remains in the service of the Company on each such anniversary. Excludes 96,666 restricted stock units (“RSUs”), which are scheduled to vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Moyer remains in the service of the Company on each such anniversary, and thus will not vest within 60 days of May 17, 2022.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 250,000 RSAs granted under the 2018 LTIP and being registered hereby.

(4)

The number of shares of Common Stock beneficially owned before the offering includes (i) 8,282 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Oliva remains in the service of the Company on each such anniversary; (ii) 20,000 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of March 15, 2021, so long as Mr. Oliva remains in the service of the Company on each such anniversary; and (iii) 150,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Mr. Oliva remains in the service of the Company on each such anniversary. Excludes 41,216 RSUs, which are scheduled to vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Oliva remains in the service of the Company on each such anniversary, and thus will not vest within 60 days of May 17, 2022.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 150,000 RSAs granted under the 2018 LTIP and being registered hereby.

(5)

The number of shares of Common Stock beneficially owned before the offering includes (i) warrants to purchase up to 179 shares of Common Stock with an exercise price of $15.80 per share; (ii) 3,333 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Williams remains in the service of the Company on each such anniversary; (iii) 13,333 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of March 15, 2021, so long as Mr. Williams remains in the service of the Company on each such anniversary; and (iv) 50,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Mr. Williams remains in the service of the Company on each such anniversary. Excludes 20,666 RSUs, which are scheduled to vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Williams remains in the service of the Company on each such anniversary, and thus will not vest within 60 days of May 17, 2022.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 50,000 RSAs granted under the 2018 LTIP and being registered hereby.

(6)

The number of shares of Common Stock beneficially owned before the offering includes (i) 1,833 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Ms. Cummins remains in the service of the Company on each such anniversary; (ii) 6,666 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of March 15, 2021, so long as Ms. Cummins remains in the service of the Company on each such anniversary; and (iii) 12,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Ms. Cummins remains in the service of the Company on each such anniversary. Excludes 6,666 RSUs, which are scheduled to vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Ms. Cummins remains in the service of the Company on each such anniversary, and thus will not vest within 60 days of May 17, 2022.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 12,000 RSAs granted under the 2018 LTIP and being registered hereby.

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(7)

The number of shares of Common Stock beneficially owned before the offering includes (i) 1,833 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Dr. Gilbert remains in the service of the Company on each such anniversary; (ii) 6,666 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of March 15, 2021, so long as Dr. Gilbert remains in the service of the Company on each such anniversary; and (iii) 12,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Dr. Gilbert remains in the service of the Company on each such anniversary. Excludes 6,666 RSUs, which are scheduled to vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Dr. Gilbert remains in the service of the Company on each such anniversary, and thus will not vest within 60 days of May 17, 2022.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 12,000 RSAs granted under the 2018 LTIP and being registered hereby.

(8)

The number of shares of Common Stock beneficially owned before the offering includes 12,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest in equal installments on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Mr. Howitt remains in the service of the Company on each such date. Excludes 1,900 shares of Common Stock owned by the Dennis Howitt Trust for which Mr. Howitt is the beneficiary and of which Mr. Howitt disclaims beneficial ownership except to the extent of his pecuniary interest therein.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 12,000 RSAs granted under the 2018 LTIP and being registered hereby.

(9)

The number of shares of Common Stock beneficially owned before the offering includes (i) warrants to purchase up to 48 shares of Common Stock at an exercise price of $108.00 per share, (ii) warrants to purchase up to 68 shares of Common Stock at an exercise price of $108.00 per share, (iii) 1,833 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Kristensen remains in the service of the Company on each such anniversary; (iv) 6,666 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of March 15, 2021, so long as Mr. Kristensen remains in the service of the Company on each such anniversary; and (v) 12,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Mr. Kristensen remains in the service of the Company on each such anniversary. Excludes 6,666 RSUs, which are scheduled to vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Kristensen remains in the service of the Company on each such anniversary, and thus will not vest within 60 days of May 17, 2022.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 12,000 RSAs granted under the 2018 LTIP and being registered hereby.

(10)

The number of shares of Common Stock beneficially owned before the offering includes (i) 2,666 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Peruvemba remains in the service of the Company on each such anniversary; (ii) 6,666 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of March 15, 2021, so long as Mr. Peruvemba remains in the service of the Company on each such anniversary; and (iii) 12,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Mr. Peruvemba remains in the service of the Company on each such anniversary. Excludes 4,833 RSUs, which are scheduled to vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Peruvemba remains in the service of the Company on each such anniversary, and thus will not vest within 60 days of May 17, 2022.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 12,000 RSAs granted under the 2018 LTIP and being registered hereby.

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(11)

The number of shares of Common Stock beneficially owned before the offering includes (i) 1,333 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Tobias remains in the service of the Company on each such anniversary; (ii) 6,666 RSAs granted under the 2018 LTIP, which vest in equal installments on the second and third anniversaries of March 15, 2021, so long as Mr. Tobias remains in the service of the Company on each such anniversary; and (iii) 12,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Mr. Tobias remains in the service of the Company on each such anniversary. Excludes 6,666 RSUs, which are scheduled to vest in equal installments on the second and third anniversaries of August 15, 2020, so long as Mr. Tobias remains in the service of the Company on each such anniversary, and thus will not vest within 60 days of May 17, 2022.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 12,000 RSAs granted under the 2018 LTIP and being registered hereby.

(12)

The number of shares of Common Stock beneficially owned before the offering consists of (i) 10,000 RSAs granted under the 2018 LTIP, which vest in equal installments on the first, second and third anniversaries of May 15, 2021, so long as Ms. Wilson remains in the service of the Company on each such anniversary, and (ii) 12,000 RSAs granted under the 2018 LTIP and being registered hereby, 1/5th of which are scheduled to vest on September 15, 2022, and 4/5ths of which are scheduled to vest in equal installments on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025, so long as Ms. Wilson remains in the service of the Company on each such date.

The number of shares of Common Stock and percentage beneficially owned after the offering includes the same securities described in the preceding paragraph, except it assumes the sale of all 12,000 RSAs granted under the 2018 LTIP and being registered hereby.

(13)	See the information included in footnotes 3 through 12 above.

Material Relationships with Selling Stockholders

Other than compensation arrangements for each Selling Stockholder’s position as an executive officer or director of the Company, the following is a summary of all material relationships within the past three years between each Selling Stockholder and the Company:

Warrant Amendment and Exercise Agreements

Between September 25, 2019 and October 8, 2019, the Company and certain holders, including Brett Moyer and Gary Williams (each a “2019 Warrant Holder” and collectively, the “2019 Warrant Holders”), of the Company’s common stock purchase warrants, with exercise prices between $60.00 and $108.00 (collectively, the “2019 Warrants”), including the Company’s Series D common stock purchase warrants, Series F common stock purchase warrants (the “Series F Warrants”) and Series G common stock purchase warrants (the “Series G Warrants”), entered into Warrant Amendment and Exercise Agreements (the “Warrant Amendment Agreements”), pursuant to which the Company agreed to reduce the exercise price of each 2019 Warrant to $16.00 (the “Reduced Exercise Price”), and for each 2019 Warrant exercised by a 2019 Warrant Holder at the Reduced Exercise Price, the Company agreed to reduce the exercise price of the 2019 Warrants to purchase up to an equivalent number of shares of Common Stock (the “Amended Warrants”) to $15.80 (the “Amended Exercise Price”). The Company entered into Warrant Amendment Agreements with 32 Holders, under which the 2019 Warrants were exercised for a total of 56,420 shares of Common Stock and the Company received gross proceeds of $903,000. Remaining 2019 Warrants for 69,071 shares of Common Stock had their exercise price adjusted to the Amended Exercise Price of $15.80.

Additionally, pursuant to the Warrant Amendment Agreements, the Company agreed to prepare and file with the Commission, as soon as practicable, but in no event later than November 4, 2019 (as extended by the Settlement Agreements (as defined below) to November 18, 2019), a registration statement on Form S-3 to register all shares of Common Stock received by the 2019 Warrant Holders upon exercise of any Warrant (as defined in the Warrant Amendment Agreements) and all shares of Common Stock underlying the Original Warrants (as defined in the Warrant Amendment Agreements) (such issued and underlying shares, the “Resale Shares”). On December 3, 2019, the Company filed a prospectus to its Registration Statement on Form S-3 (Registration No. 333-234787) for the registration of the Resale Shares.

From November 3, 2019 to November 6, 2019, the Company entered into settlement agreements (each a “Settlement Agreement” and collectively, the “Settlement Agreements”) with each of the 2019 Warrant Holders pursuant to which the Company agreed to issue such 2019 Warrant Holders an aggregate of 7,648 additional shares of Common Stock, with such shares meant to compensate such 2019 Warrant Holders for the difference between the Amended Exercise Price and the lower priced shares that were offered to investors in connection with the Company’s earlier registered direct offering of an aggregate of 125,000 shares of Common Stock, priced at $14.00 per share, that the Company closed on October 16, 2019 (the “Registered Direct Offering”). In addition, pursuant to the Settlement Agreements, the Company and the Holders agreed to extend the date by which the Company would file a registration statement on Form S-3 to register all of the Resale Shares from November 4, 2019 to November 18, 2019.

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Brett Moyer

Mr. Moyer has served as the Company’s President, Chief Executive Officer and a Board member since the Company’s founding in August 2010.

On October 7, 2019, Mr. Moyer entered into a Warrant Amendment Agreement with the Company, as described above. Mr. Moyer exercised Original Warrants for a total of 453 shares of Common Stock and the Company received proceeds of $7,246. On November 3, 2019, Mr. Moyer entered into a Settlement Agreement with the Company, as described above, pursuant to which the Company issued Mr. Moyer 65 additional shares of Common Stock.

Gary Williams

Mr. Williams has served as the Company’s Chief Accounting Officer since September 2019, as the Company’s VP of Finance since August 2010 and previously served as the Company’s Chief Financial Officer from August 2010 to September 2019.

On October 7, 2019, Mr. Williams entered into a Warrant Amendment Agreement with the Company, as described above. Mr. Williams exercised Original Warrants for a total of 179 shares of Common Stock and the Company received proceeds of $2,862. On November 3, 2019, Mr. Williams entered in a Settlement Agreement with the Company, as described above, pursuant to which the Company issued Mr. Williams 26 additional shares of Common Stock.

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s board of directors since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

For the three months ended March 31, 2022, Hansong Technology purchased modules from the Company of approximately $83,000, and made payments to the Company of approximately $0. For the years ended December 31, 2021, 2020 and 2019, Hansong Technology purchased modules from the Company of approximately $497,000, $175,000 and $64,000, respectively, and made payments to the Company of approximately $510,000, $163,000 and $23,000, respectively. For the three months ended March 31, 2022, Hansong Technology sold speaker products to the Company of approximately $457,000, and the Company made payments to Hansong Technology of approximately $299,000. For the years ended December 31, 2021, 2020 and 2019, Hansong Technology sold speaker products to the Company of approximately $1,645,000, $214,000 and $378,000, respectively, and the Company made payments to Hansong Technology of approximately $1,060,000, $366,000 and $53,000, respectively. At March 31, 2022, the Company owed Hansong Technology approximately $949,000.

On January 6, 2021, the Company notified Nasdaq that effective January 1, 2021, Helge Kristensen, a current director of the Company and a member of the audit committee of the Board, may no longer be considered an independent director, as such term is defined in Nasdaq Listing Rule 5605(a)(2). On January 14, 2021, the Company received a letter from Nasdaq confirming that the Company is not in compliance with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605. On January 14, 2021, Mr. Kristensen was deemed to no longer be an “independent director” and resigned from the Company’s Audit Committee. On April 19, 2021, as a result of the Company’s appointment of Robert Tobias to the audit committee effective as of March 14, 2021, Nasdaq notified the Company that it determined that the Company regained compliance with Nasdaq’s audit committee requirements and the matter was closed. On May 12, 2021, as a result of the Company’s appointment of Wendy Wilson to the Company’s board of directors effective as of May 6, 2021, Nasdaq notified the Company that it determined that the Company regained compliance with Nasdaq’s independent director requirements and the matter was closed.

David Howitt

Mr. Howitt has served as a member of the Company’s board of directors since December 2021. Mr. Howitt is founder and CEO of Meriwether Group LLC, (“Meriwether”), a strategic consulting firm that works with disruptive consumer brands. Meriwether is the manager of Meriwether Accelerators LLC (“Meriwether Accelerators”).

The Company is a party to a professional services agreement with Meriwether Accelerators, dated as of January 15, 2022, pursuant to which, the Company has agreed to pay Meriweather Accelerators (i) $7,500 per month; and (ii) issue 10,000 shares of Common Stock for each partnership brought to fruition as a result of Meriwether Accelerators’ services and introduction, for up to 40,000 shares of Common Stock, which shares will have piggyback registration rights, in consideration for certain licensing services and strategic partnership collaborations to be provided by Meriwether Accelerators as set forth in such agreement. For the three months ended March 31, 2022, the Company has paid Meriwether Accelerators $15,000. As of March 31, 2022, the Company has not issued any shares of common stock to Meriwether Accelerators under this agreement nor has it recorded any compensation expense related to the issuance of Common Stock.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus. These may include, without limitation, all registration and filing fees, Commission filing fees and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this Reoffer Prospectus for more information.

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PLAN OF DISTRIBUTION

The purpose of this Reoffer Prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of their Shares acquired under the 2018 LTIP which are either “restricted securities” or “control securities.”  We will not receive any of the proceeds of the sale of any such Shares offered and sold pursuant to this Reoffer Prospectus. The aggregate proceeds to each of the Selling Stockholders from the sale of any such Shares will be the purchase price of such Shares less any discounts, commissions or other expenses incurred by such Selling Stockholder. Each Selling Stockholder reserves the right to accept or reject any proposed purchase of such Shares to be made directly or through agents.

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Shares covered hereby on any trading market, stock exchange or other trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling such Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell their Shares under Rule 144 under the Securities Act, if available, rather than under this Reoffer Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Reoffer Prospectus, in the case of an agency transaction or a principal transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

In connection with the sale of the Shares covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver such Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell such Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this Reoffer Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Reoffer Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholder.

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We intend to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this Reoffer Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this Reoffer Prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for us by Sullivan & Worcester LLP of New York, New York.

EXPERTS

The consolidated financial statements of WiSA Technologies, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered by the Selling Stockholders pursuant to this Reoffer Prospectus. As permitted by the Commission’s rules, this Reoffer Prospectus and any prospectus supplement, which form a part of the Registration Statement, do not contain all the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement and its exhibits. Any statements made in this Reoffer Prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the Commission for a more complete understanding of the document or matter.

You can read our Commission filings, including this Registration Statement, over the internet at the Commission’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the Commission referred to above. We also maintain a website at www.wisatechnologies.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. However, the information contained in or accessible through our website is not part of this Reoffer Prospectus or the Registration Statement of which this Reoffer Prospectus forms a part, and investors should not rely on such information in making a decision to purchase our shares of Common Stock in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission permits us to “incorporate by reference” into this Reoffer Prospectus the information contained in documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this Reoffer Prospectus and you should read it with the same care that you read this Reoffer Prospectus. Information that we file later with the Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this Reoffer Prospectus, and will be considered to be a part of this Reoffer Prospectus from the date those documents are filed. We have filed with the Commission and incorporate by reference in this Reoffer Prospectus, except as superseded, supplemented or modified by this Reoffer Prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 11, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 11, 2022;

•	our Current Report on Form 8-K filed with the Commission on March 11, 2022 (except for Item 7.01 of any Current Report on Form 8-K which is not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this Reoffer Prospectus); and

•	our registration statement on Form 8-A filed with the Commission on July 25, 2018.

We also incorporate by reference into this Reoffer Prospectus additional documents that we may file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the Commission). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this Reoffer Prospectus is deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this Reoffer Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

info@wisatechnologies.com

Copies of these filings are also available on our website at www.wisatechnologies.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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WiSA Technologies, Inc.

534,000 Shares of Common Stock

REOFFER PROSPECTUS

The date of this prospectus is May 18, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Incorporated by reference in this Registration Statement are the following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 11, 2022;

(2)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 11, 2022;

(3)	our Current Report on Form 8-K filed with the Commission on March 11, 2022 (except for Item 7.01 of any Current Report on Form 8-K which is not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this Reoffer Prospectus); and

(4)	our registration statement on Form 8-A filed with the Commission on July 25, 2018.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (“Section 145”). The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 7. Exemption From Registration Claimed.

The issuance of the shares of Common Stock that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering.

Item 8. Exhibits.

Exhibit Number	Exhibit Title
4.1	Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 3.1(i) to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the Commission on July 2, 2018).
4.2	Plan of Conversion of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the Commission on July 23, 2018).
4.3	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 3.1(ii) to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the Commission on July 25, 2018).
4.4	Certificate of Amendment to Certificate of Incorporation of Summit Wireless Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 8, 2020).
4.5	Certificate of Amendment of Certificate of Incorporation of Summit Wireless Technologies, Inc, (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 11, 2022).
4.6	Bylaws of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 3.2(i) to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the Commission on July 2, 2018).
4.7	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 29, 2019).
4.8	Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-224267) filed with the Commission on July 2, 2018).
4.9	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (filed herewith).

4.10	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (filed herewith).
5.1	Opinion of Sullivan & Worcester LLP (filed herewith).
23.1	Consent of BPM LLP (filed herewith).
23.2	Consent of Sullivan & Worcester LLP (reference is made to Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
107	Filing Fee Table (filed herewith).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon on the 18th day of May, 2022.

WISA TECHNOLOGIES, Inc.

By:	/s/ Brett Moyer
Brett Moyer
Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY: KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Brett Moyer, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Date: May 18, 2022	By:	/s/ Brett Moyer
Brett Moyer
Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

Date: May 18, 2022	By:	/s/ George Oliva
George Oliva
Chief Financial Officer (Principal Financial Officer)

Date: May 18, 2022	By:	/s/ Gary Williams
Gary Williams
Chief Accounting Officer (Principal Accounting Officer)

Date: May 18, 2022	By:	/s/ Dr. Jeffrey M. Gilbert
Dr. Jeffrey M. Gilbert
Director

Date: May 18, 2022	By:	/s/ Helge Kristensen
Helge Kristensen
Director

Date: May 18, 2022	By:	/s/ Sri Peruvemba
Sri Peruvemba
Director

Date: May 18, 2022	By:	/s/ Robert Tobias
Robert Tobias
Director

Date: May 18, 2022	By:	/s/ Lisa Cummins
Lisa Cummins
Director

Date: May 18, 2022	By:	/s/ Wendy Wilson
Wendy Wilson
Director

Date: May 18, 2022	By:	/s/ David M. Howitt
David M. Howitt
Director